EXHIBIT 10.4

                              CONSULTANT AGREEMENT

This Agreement is made and entered into as of the 1st day of September, 2004, between Peak Entertainment Holdings, Inc. and CEOcast, Inc. (the "Consultant")

         In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purpose. The Company hereby employs the Consultant during the Term (as defined below) to render Investor Relations services to the Company, upon the terms and conditions as set forth herein.

2. Term. This Agreement shall be effective for a six-month period (the "Term") commencing on the date hereof.

3. Duties of Consultant. During the term of this Agreement, the Consultant shall provide to the Company those services outlined in Exhibit A. Notwithstanding the foregoing, it is understood and acknowledged by the parties that the Consultant: (a) shall perform its analysis and reach its conclusions about the Company independently, and that the Company shall have no involvement therein; and (b) shall not render advice and/or services to the Company in any manner, directly or indirectly, that is in connection with the offer or sale of securities in a capital raising transaction or that could result in market making.

4. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable pre-approved out-of-pocket expenses incurred by it in connection with services requested by the Company, including, but not limited to, all charges for travel, printing costs and other expenses spent on the Company's behalf. The Company shall immediately pay such expenses upon the presentation of invoices. Consultant shall not incur more than $500 in expenses without the express consent of the Company.

5. Compensation. For services to be rendered by the Consultant hereunder, the Consultant shall receive from the Company upon the signing of the
         Agreement: (a) $10,000 (the "Retainer"), which shall represent the first month's payment under the Agreement and (b) 400,000 shares of the Company's fully-paid non-assessable common stock (the "Common Stock"). The Common Stock shall be issued to Consultant or its designee. Company agrees to register the Common Stock in connection with the next registration of its securities. In addition, the Company shall pay Consultant $10,000 on or before the first day of each of the next five months, plus expenses outlined in Section 4. Company shall pay any unpaid Consultant's Expenses under Section 4 at the end of the Agreement. Company shall have the option to pay Consultant $5,000 per month, and accrue $5,000 per month, until the Company raises debt or equity financing exceeding $500,000 upon which occurrence, the Company shall pay all amounts due and unpaid.

6. Further Agreements. Because of the nature of the services being provided by Consultant hereunder, Consultant acknowledges that if it may receive access to Confidential Information (as defined in Section 7 hereof ) and that, as a consultant to the Company, it will attempt to provide advice that serves the best interest of the Company.


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7.       Confidentiality. Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the "Confidential Financial Information"), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information").

                  Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes. Consultant shall also refrain from disclosing any such Confidential Information to any third parties. Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information. Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company. Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement without proving actual damages.

                  Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure Consultant can demonstrate either was in the public domain and generally available to the public through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly under an obligation of confidence; or (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence. To the extent that the Consultant is legally compelled in any legal proceeding, governmental investigation, or other similar proceeding to disclose any Confidential Information to any person, Consultant shall provide the Company with prompt prior written notice of such fact by facsimile so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement with respect to such disclosure. In the event that such disclosure is made, Consultant shall disclose only that portion of the Confidential Information legally required to be disclosed and shall take reasonable measures to ensure that confidential treatment will be afforded to such disclosed Confidential Information.

8. Governing Law; Venue; Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court in the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to


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         such party at it address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

9.       Miscellaneous.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, by overnight courier or facsimile, if to the Company, addressed to it at Bagshaw Hills, Bakewell, Derbyshire, UK DE45 1DL, facsimile number: +44(0)1629 813539, with a copy via facsimile to Law Offices of Dan Brecher, facsimile number: 212-808-4155, or if to the Consultant, addressed to it at CEOcast, Inc., 55 John Street, 11th Floor, New York, New York 10038, Attention: Administrator, facsimile number: (212) 732-1131, or to such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

         (b) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

         (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

         (d) This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

         (e) If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                                              PEAK ENTERTAINMENT HOLDINGS INC.


                                              By:  /s/________________________


                                              CEOCAST, INC.


                                              By:  /s/________________________



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